Exhibit 99.1

DarkPulse Inc CEO Issues Shareholder Letter

Chairman and CEO Dennis O’Leary Issues Letter to Shareholders

NEW YORK, New York January 21, 2021 – DarkPulse, Inc. (OTC Markets: DPLS) (“DarkPulse” or the “Company”), a technology-security company focused on the laser sensing systems based on its patented BOTDA dark-pulse sensor technology (the “DarkPulse Technology”) which provides a data stream of critical metrics for assessing the health and security of infrastructure for applications in border security, railroad , oil and gas, aviation and aerospace, and mine safety has issued the following letter from our CEO.

A Letter to Shareholders from the Chairman of DarkPulse Inc

As Founder of DarkPulse, it is my great pleasure to be able to address all of our shareholders in my first letter as Chairman and CEO.

When our company first entered the public market it was put on what I believe to be the wrong course. To that end, I took corrective action by making several changes which included both management and engineering. Those few but important changes needed to be accomplished in order to correct the company’s course and align it with its goals. Today I write to you to say we have not only aligned to those goals but have achieved several goals with anticipation of continued success in directing the company to revenue.

On behalf of our entire team, it is my pleasure to review 2020 accomplishments as well as our 2021 trajectory.

Since early 2020 we have made significant progress with the commercialization of our patents as well as building a global presence that will be part of the company’s accelerated entry into global infrastructure markets. With these exciting developments the momentum is continuing into 2021.

Significant Accomplishments of 2020

After appointing company board members and creating a solid Leadership Team, our trajectory and rate of accomplishments have significantly accelerated. While we did experience difficulties related to COVID 19 restrictions we utilized this time to complete our BOTDA sensor system.

In the last half of 2020, we were proud to have accomplished the following:

•	The company has begun working a new design for a second more integrated system offering
•	The company proudly announced the launch of its High Resolution BOTDA System.
•	The Company added Faisal Faruqi as Director of EMEA and Asia
•	The company created an Advisory to its Board of Directors with the intent to expand the advisory team
•	The company signed an MOU with TSK Korea to create a manufacturing and logistics presence in South Korea
•	The company is in the process of engaging a U.S. company to build our BOTDA systems and we believe the engagement will be finalized in early 2021

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•	The company has begun negotiations with several teaming partners to help expand our manufacturing, sales and installation capabilities
•	We engaged a NYC brokerage firm to assist the company in raising non-toxic debt
•	We are considering commencement of a private offering pursuant to Regulation A to assist the company in raising additional capital
•	We’re building relationships into multiple markets through various licensing, teaming and partnership agreements
•	We’ve engaged a professional graphics company to create marketing videos for our system

Sharpening Our 2021 Focus

In addition, the company is working toward the completion of an additional System interrogator “black box” unit with integrated components that will eliminate the need for our customers to purchase hardware from our competitors while offering a more complete and robust system application.

We have been in discussions with a major cloud services provider who has agreed to build our “back end” solution which will allow our customer graphic user interface (GUI) to be utilized anywhere in the world on any device in real time. The design also includes cloud based data storage which will enable customers to not only view their systems in real time and receive critical alerts but to also view historical data in order to have a full view of their systems over longer time periods which will offer a more comprehensive view of their systems health.

Gaining Momentum on the Financial Front

I am pleased to announce we expect revenues as early as Q3 2021. This is due to our Leadership Team focusing on sales, delivery, installation, and gaining momentum in the market. We expect the latter half of 2021 to be better in terms of achieving revenue, with significant contract wins expected in Q4 2021 within our target market segments for infrastructure monitoring including High Speed Rail, Renewable Energy, Oil & Gas, Physical Security.

We will continue to expand our efforts in Industrial and structural health monitoring applications, including a cloud based Graphic Interface (GUI) services thereby providing a diverse and well-balanced customer base but with significant technology services.  Overall, we expect 2021 revenues, and we are committed to continuing this geometric progression of revenue into the future as we expand.

We have engaged a NYC brokerage firm to assist in raising capital for the company to acquire targets deemed critical to both the expansion of our market presence, act as an on ramp into Oil & Gas services business and the distribution of our hardware and software applications.

I will also note that, since March 2019, I have not received a salary nor have accrued any salary. Members of the board of directors have also forgone receiving a salary and have not accrued any past salaries. Additionally, in order to reduce the amount of toxic debt taken by the company, I have personally funded DarkPulse in the amount of $97,000.00 in order to keep the company’s current reporting status, completion of the BOTDA system, as well as assisting with payments for our patents. While we work to reach revenues, we will seek non-toxic forms of funding and would only consider convertible type of notes as a last resort in order to maintain the company’s current filing status.

I would also like to announce that I will continue to wave any salary until the company generates revenues. Additionally, I have not sold any of my shares of DarkPulse and I pledge that I will not sell any of my shares for at least the next two years. I wholeheartedly believe in the future of our great company and I look forward to sharing in the success with our loyal shareholders.

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In Closing

Our Leadership Team is 100% committed and has been since coming on board. We have continued to fight the hard fight, and we will continue to work hard every day. When shareholders message how me how they are appreciating that I actually replied to an email or returned a phone call or social media message, it's not because I have to; it's because I value you, and it's my intention that, as a shareholder, you feel our passion.

I thank all of our shareholders for your continuing support, and hope that 2021 brings you continued health, happiness, safety and prosperity.

Sincerely,

Dennis M O’Leary

Founder, Chairman, CEO, Entrepreneur

Safe Harbor Statement

This letter contains "forward-looking statements" made under the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. The statements may be identified by terminology such as "may", "would", "expect", "intend", "estimate", "anticipate", "plan", "seek", "appears", or "believe". Such statements reflect the current view of the Company with respect to future events and are subject to certain risks, uncertainties and assumptions related to certain factors including, without limitation, the uncertainties related to general economic conditions, unforeseen events affecting our industry or particular markets, and other factors detailed under Risk Factors in our most recent Form 10-K and subsequent Form 10-Qs on file with Securities and Exchange Commission.

Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Based upon changing conditions, should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described herein. Except as required by federal securities laws, the Company undertakes no obligation to publicly update or revise any written or oral forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this letter. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the applicable cautionary statements.

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